UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date Earliest Reported Event January 30, 2002

CYBER MERCHANTS EXCHANGE, INC.

(Exact name of registrant as specified in its charter)

       California                     001-15643                  95-4597370
 ----------------------        ----------------------         ----------------
(State of incorporation)      (Commission File Number)       (I.R.S.  Employer
                                                             Identification No.)

600 S. Lake Ave., Suite 208, Pasadena, CA                         91106
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(Address  of  principal  executive  offices)                   (Zip Code)

Registrant's  telephone  number,  including  area code:      (626) 793-5000
                                                        ------------------------

 N/A
        (Former name or former address, if changed since last report)

INFORMATION INCLUDED IN THIS REPORT

ITEM 4. Changes in Registrant's Certifying Accountant.

Cyber Merchants Exchange, Inc. (the "Corporation") has informed Corbin & Wertz  ("Corbin"), its certifying accountants, that the Corporation has dismissed Corbin as its certifying accountants and has engaged new certifying accountants. The new certifying accountants are Squar, Milner, Reehl & Williamson, LLP ("Squar Milner").  Pursuant to Item 304(a) Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Corporation reports as follows:

(a)(i)    The Corporation dismissed Corbin as its certifying accountant on January 30, 2002.

(ii)        During the year ended June 30, 2001, the Corporation's financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)        The dismissal of Corbin and engagement of  Squar Milner was approved by the Corporation's Audit Committee of the Board of Directors.

(iv)        The Corporation and Corbin did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for year ended June 30, 2001 and subsequent interim period from June 30, 2001 through the date of dismissal.

(v)        During the Corporation's fiscal year ended June 30, 2001 and during the interim period of June 30, 2001 through January 30, 2002, prior to the dismissal of Corbin, the Corporation did not experience any reportable events.

(b)        On January 30, 2002, the Corporation engaged Squar Milner of Newport Beach, California, to be the Corporation's certifying accountants.

 (i)        Squar Milner read the past financial statements for the Corporation in making its determination to accept the engagement with the Corporation.  Prior to January 30, 2002, when the Corporation engaged Squar Milner to be the Corporation's certifying accountants, the Corporation had never consulted Squar Milner for any accounting, auditing or other services.

(ii)        The Corporation did not have any disagreements with Corbin and therefore did not discuss any past disagreements with Squar Milner.

(c)        Attached hereto as Exhibit 16 is Corbin's letter confirming the disclosures made in this Form 8-K.

ITEM 7. Financial Statement and Exhibits

(c)        Exhibits.
16        Amended Letter of  Corbin, dated February 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2002                    CYBER  MERCHANTS  EXCHANGE, INC.

                                                  By:  /s/ Frank S. Yuan
                                                         Frank S. Yuan, Chairman and CEO